UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM 8-K


                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported) April 19, 2004


                 COMPETITIVE TECHNOLOGIES, INC.
     (Exact name of registrant as specified in its charter)



Delaware                 1-8696                   36-2664428
(State or other          (Commission File         (IRS Employer
jurisdiction             Number)                  Identification No.)
of incorporation)




1960 Bronson Road, Fairfield, Connecticut         06824
(Address of principal executive offices)         (Zip Code)



Registrant's  telephone number, including area code   (203)  255-
6044


                         Not Applicable
  (Former Name or Former Address, if Changed Since Last Report)


Item 5.   Other Events and Regulation FD Disclosure.

     On April 19, 2004, Competitive Technologies, Inc. (CTT) received approximately $3.5 million, the remaining portion of its share of the court award in the Materna(TM) case. CTT has now received total proceeds from this case of $5.3 million, including $1.8 million previously received from assignments of portions of its anticipated proceeds. In accordance with its policy, CTT will recognize the $3.5 million as revenue in its third quarter ending April 30, 2004.

     On April 19, 2004, the United States Supreme Court denied certiorari in Wyeth Holdings Corporation's appeal in the Materna(TM) litigation. Wyeth Holding Corporation, formerly known as American Cyanamid Company, is a subsidiary of Wyeth.

     (For further information related to this lawsuit, see the discussion of Materna Litigation in Note 8 to CTT's Condensed
Financial Statements in its report on Form 10-Q for the quarterly period ended January 31, 2004.)

Item 7.   Financial Statements and Exhibits.

(c)  Exhibits.

     Exhibit No.    Description of Exhibit                  Page

     99.1           Registrant's press release dated
                    April 19, 2004                           3-4


                            Signature


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   COMPETITIVE TECHNOLOGIES, INC.
                                   Registrant


Date:  April 19, 2004              /s/  John B. Nano
                                   By:  John B. Nano
                                   President and
                                   Chief Executive Officer